 Exhibit 99.1

Press release
Linde Reports Full-Year and Fourth-Quarter 2019 Results

Full-Year 2019 Highlights
➢
Sales of $28.2 billion, up 4% ex-FX
➢
Operating profit of $2.9 billion, adjusted pro forma operating profit of $5.3 billion
➢
EPS of $4.00, adjusted pro forma EPS of $7.34
➢
Returned $7.7 billion to shareholders via dividends, share repurchases and minority shareholder squeeze-out
Fourth-Quarter 2019 Highlights
➢
Sales of $7.1 billion, up 3% ex-FX
➢
Operating profit of $0.7 billion, adjusted pro forma operating profit of $1.3 billion
➢
Strong operating cash flow of $2.2 billion
➢
EPS of $0.94, adjusted pro forma EPS of $1.89
2020 Guidance
➢
First-quarter adjusted EPS guidance of $1.86 to $1.94*, +11% to +16%, ex-FX
➢
Full-year adjusted EPS guidance of $8.00 - $8.25*, +10% to +13%, ex-FX
Sustainability
➢
Set new 2028 sustainability targets including 35% reduction in Greenhouse Gas emissions intensity** by 2028

Guildford, UK, February 13, 2020 – Linde plc (NYSE: LIN; FWB: LIN) today reported fourth-quarter income from continuing operations of $507 million and diluted earnings per share of $0.94. Excluding Linde AG purchase accounting impacts and other charges, adjusted pro forma income from continuing operations was $1,024 million, up 22% versus prior year and down 3% sequentially. Adjusted pro forma earnings per share were $1.89, 25% above prior year or 27% excluding negative currency effect.

Linde’s sales for the fourth quarter were $7,080 million. Pro forma sales were $7,077 million, up 3% versus prior year excluding negative currency. Volume increased 1% while price improved 2% and was attained across all geographic segments.

Fourth-quarter operating profit was $655 million. Adjusted pro forma operating profit of $1,347 million was 17% above prior year or 19% when excluding unfavorable currency.

Fourth-quarter operating cash flow of $2,174 million increased $302 million versus the third quarter, primarily driven by improved working capital. During the quarter, the company invested $1,015 million in capital expenditures and returned $1,181 million to shareholders through dividends and stock repurchases, net of issuance.

For full-year 2019, reported sales were $28,228 million and adjusted pro forma sales were $28,163 million, flat versus 2018. Underlying sales grew 4% with volume and price each increasing 2%. Volume growth was split between base business and project start-ups while price increased across all geographic segments. Operating profit was $2,933 million and adjusted pro forma operating profit was $5,272 million, up 14% excluding negative currency effects. Diluted earnings per share were $4.00 and on an adjusted pro forma basis, diluted earnings per share were $7.34, up 23% versus prior year when excluding approximately 4% of negative currency translation effects.

Press release

In 2019, Linde generated strong operating cash flow of $6,119 million which included more than $800 million of merger-related cash outflows. The company invested $3.7 billion in capital expenditures and paid dividends of $1.9 billion. In addition, Linde repurchased $2.6 billion of stock, net of issuances, and executed the squeeze-out of the German minority shareholders which totaled $3.2 billion.

Commenting on the financial results, Chief Executive Officer Steve Angel said, “For the fourth consecutive quarter, Linde delivered double-digit EPS growth, capping off its first successful year as a new organization. I am pleased to see how well the team integrated two high-quality companies in a relatively short period of time while delivering on our commitments to shareholders. For the full year, EPS grew 19%, ROC closed at 11.6% and we returned approximately $8 billion to shareholders. I want to thank our employees around the world for their exemplary work in achieving these strong results.”

Angel continued, “Looking ahead to 2020, we anticipate continued softening of macro-economic conditions, but project double-digit EPS growth from our industry-leading backlog and continued efforts to optimize the business. Furthermore, our mission statement is “making our world more productive” and to that end we are setting new sustainability goals, including a 35% reduction in GHG emissions intensity by 2028.”

For full-year 2020, Linde expects adjusted diluted earnings per share in the range of $8.00 to $8.25 which represents an increase of 9% to 12% versus prior year. This range includes an estimated full-year currency headwind of 1%. For the first quarter, adjusted earnings per share is expected to be in the range of $1.86 to $1.94, 11% to 16% above prior-year quarter. This range also assumes 1% unfavorable currency.

Fourth-Quarter 2019 Pro Forma Results by Segment
Americas sales of $2,737 million were 2% higher versus prior-year quarter and down 1% sequentially. Compared to fourth-quarter 2018, price increased 2% and volume grew 1% led mainly by the resilient end markets of healthcare, food and beverage. Operating profit of $676 million was 24.7% of sales, up 200 basis points versus prior-year quarter.

APAC (Asia Pacific) sales of $1,403 million were 3% below prior year and decreased 4% sequentially. Excluding negative currency and cost pass-through, sales versus prior year were flat. Price increased 2% but was offset by negative volumes driven by weaker economic conditions in South Pacific, lower electronics end market activity and higher sale of equipment in the prior year. Operating profit of $299 million was 21.3% of sales, up 430 basis points versus prior-year quarter.

EMEA (Europe, Middle East & Africa) sales of $1,654 million were down 3% versus prior year and up 1% sequentially. Excluding unfavorable currency and cost pass-through, sales increased 1% versus prior year. Pricing was 3% higher but was partially offset by negative volumes primarily due to weaker manufacturing activity. Operating profit of $353 million was 21.3% of sales, up 390 basis points versus prior-year quarter.

Linde Engineering sales were $770 million and operating profit was $93 million or 12.1% of sales. Operating profit grew 21% versus prior year due primarily to strong project execution, productivity and better cost absorption.

Press release

A teleconference on Linde’s fourth-quarter results is being held this morning, February 13, 2020 at 7:00 am Eastern Time. The US Toll-Free Dial-In Number is 1 855 758 5442 and the access code is 1079316. The call is also available as a webcast live and on-demand at www.linde.com/investors. Materials to be used in the teleconference are also available on the website.

About Linde
Linde is a leading global industrial gases and engineering company with 2019 sales of $28 billion (€25 billion). We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.

The company serves a variety of end markets including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing and primary metals. Linde’s industrial gases are used in countless applications from life-saving oxygen for hospitals, to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

Pro forma sales and adjusted operating profit and earnings per share are non-GAAP measures prepared on a basis consistent with Article 11 and includes certain non-GAAP adjustments.

See the attachments for a summary of pro forma, adjusted pro forma and non-GAAP reconciliations and calculations. Adjusted amounts, EBITDA, return on capital, free cash flow and net debt are non-GAAP measures.

Attachments: Summary pro forma and adjusted pro forma reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: 2019 and 2018 pro forma income statement information and non-GAAP Measures.

*Note: We are providing adjusted pro forma earnings per share (“EPS”) guidance for 2020. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted pro forma EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

** Greenhouse Gas (GHG) emission intensity is defined as million tons of CO2 equivalent divided by adjusted EBITDA.

Press release

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the ability to successfully integrate the Praxair and Linde AG businesses following the October 2018 Business Combination of both companies (the “Business Combination”); the risk that Linde plc may be unable to achieve expected synergies in connection with the Business Combination or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from GAAP, IFRS or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in “Item 1A Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 18, 2019 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

Press release

LINDE PLC AND SUBSIDIARIES
SUMMARY PRO FORMA AND ADJUSTED PRO FORMA RECONCILIATIONS
(UNAUDITED)
On October 31, 2018, Praxair, Inc. and Linde AG, combined (the "Merger", or "Business Combination") under Linde plc (the "company"). Praxair, Inc. was the accounting acquirer and as a result historical periods prior to the merger date solely reflect the results of Praxair, Inc.

The following adjusted pro forma amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "PRO FORMA INCOME STATEMENT INFORMATION" and "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 10 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2019	2018	2019	2018	2019	2018	2019	2018
Quarter Ended December 31,
Reported GAAP amounts	$7,080	$5,801	$655	$3,236	$507	$2,870	$0.94	$6.22
Pro forma adjustments	(3)	1,222	49	(2,709)	45	(2,663)	0.08	(5.85)
Non-GAAP adjustments	—	—	643	629	472	634	0.87	1.14
Adjusted pro forma amounts	$7,077	$7,023	$1,347	$1,156	$1,024	$841	$1.89	$1.51

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2019	2018	2019	2018	2019	2018	2019	2018
Year To Date December 31,
Reported GAAP amounts	$28,228	$14,836	$2,933	$5,247	$2,183	$4,273	$4.00	$12.79
Pro forma adjustments	(65)	13,248	22	(2,686)	139	(2,544)	0.25	(9.68)
Non-GAAP adjustments	—	—	2,317	2,235	1,681	1,704	3.09	3.08
Adjusted pro forma amounts	$28,163	$28,084	$5,272	$4,796	$4,003	$3,433	$7.34	$6.19

Press release

LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year To Date
	December 31,		December 31,
	2019	2018	2019	2018

SALES	$7,080	$5,801	$28,228	$14,836
Cost of sales	4,187	3,955	16,644	9,020
Selling, general and administrative	844	718	3,457	1,629
Depreciation and amortization	1,162	902	4,675	1,830
Research and development	49	42	184	113
Cost reduction programs and other charges	212	235	567	309
Net gain on sale of businesses	—	3,294	164	3,294
Other income (expense) - net	29	(7)	68	18
OPERATING PROFIT	655	3,236	2,933	5,247
Interest expense - net	8	72	38	202
Net pension and OPEB cost (benefit), excluding service cost	(25)	(14)	(32)	(4)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	672	3,178	2,927	5,049
Income taxes	162	355	769	817
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	510	2,823	2,158	4,232
Income from equity investments	24	14	114	56
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	534	2,837	2,272	4,288
Add: income from discontinued operations, net of tax	4	117	109	117
INCOME (INCLUDING NONCONTROLLING INTERESTS)	538	2,954	2,381	4,405
Less: noncontrolling interests from continuing operations	(27)	33	(89)	(15)
Less: noncontrolling interests from discontinued operations	—	(9)	(7)	(9)
NET INCOME - LINDE PLC	$511	$2,978	$2,285	$4,381

NET INCOME - LINDE PLC
Income from continuing operations	$507	$2,870	$2,183	$4,273
Income from discontinued operations	$4	$108	$102	$108

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$0.94	$6.27	$4.03	$12.93
Basic earnings per share from discontinued operations	0.01	0.24	0.19	0.33
Basic earnings per share	$0.95	$6.51	$4.22	$13.26

Diluted earnings per share from continuing operations	0.94	6.22	4.00	12.79
Diluted earnings per share from discontinued operations	0.01	0.23	0.19	0.32
Diluted earnings per share	$0.95	$6.45	$4.19	$13.11

Cash dividends	$0.875	$0.825	$3.50	$3.30

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	536,768	457,518	541,094	330,401
Diluted shares outstanding (000's)	540,919	461,150	545,170	334,127

Note: See page 10 for a reconciliation to adjusted amounts which are Non-GAAP.

Press release

LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	December 31,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$2,700	$4,466
Accounts receivable - net	4,322	4,297
Contract assets	368	283
Inventories	1,697	1,651
Assets held for sale	125	5,498
Prepaid and other current assets	1,140	1,077
TOTAL CURRENT ASSETS	10,352	17,272
Property, plant and equipment - net	29,064	29,717
Goodwill	27,019	26,874
Other intangibles - net	16,137	16,223
Other long-term assets	4,040	3,300
TOTAL ASSETS	$86,612	$93,386

LIABILITIES AND EQUITY
Accounts payable	$3,266	$3,219
Short-term debt	1,732	1,485
Current portion of long-term debt	1,531	1,523
Contract liabilities	1,758	1,546
Liabilities of assets held for sale	2	768
Other current liabilities	3,871	4,415
TOTAL CURRENT LIABILITIES	12,160	12,956
Long-term debt	10,693	12,288
Other long-term liabilities	12,124	11,046
TOTAL LIABILITIES	34,977	36,290

REDEEMABLE NONCONTROLLING INTERESTS	113	16

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,201	40,151
Retained earnings	16,842	16,529
Accumulated other comprehensive income (loss)	(4,814)	(4,456)
Less: Treasury stock, at cost	(3,156)	(629)
Total Linde plc shareholders' equity	49,074	51,596
Noncontrolling interests	2,448	5,484
TOTAL EQUITY	51,522	57,080
TOTAL LIABILITIES AND EQUITY	$86,612	$93,386

Press release

LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2019	2018	2019	2018
OPERATIONS
Net income - Linde plc	$511	$2,978	$2,285	$4,381
Less: income from discontinued operations, net of tax and noncontrolling interests	(4)	(108)	(102)	(108)
Add: noncontrolling interests	27	(33)	89	15
Net income (including noncontrolling interests)	$534	2,837	$2,272	4,288

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	120	5	(236)	40
Amortization of merger-related inventory step-up	—	368	12	368
Net gain on sale of business	—	(2,923)	(108)	(2,923)
Tax act income tax charge, net	—	(61)	—	(61)
Depreciation and amortization	1,162	902	4,675	1,830
Accounts receivable	110	3	80	(124)
Contract assets and liabilities, net	122	—	87	—
Inventory	(20)	25	(81)	(4)
Payables and accruals	237	186	(174)	287
Pension contributions	(25)	(70)	(94)	(87)
Deferred income taxes and other	(66)	33	(314)	40
Net cash provided by operating activities	$2,174	$1,305	$6,119	$3,654

INVESTING
Capital expenditures	(1,015)	(827)	(3,682)	(1,883)
Acquisitions, net of cash acquired	(64)	(19)	(225)	(25)
Cash acquired in merger transaction	—	1,363	—	1,363
Divestitures and asset sales, net of cash acquired	136	5,831	5,096	5,908
Net cash provided by (used for) investing activities	$(943)	$6,348	$1,189	$5,363

FINANCING
Debt increase (decrease) - net	484	(2,283)	(1,260)	(2,908)
Issuances of ordinary shares	12	7	72	77
Purchases of ordinary shares	(724)	(597)	(2,658)	(599)
Cash dividends - Linde plc shareholders	(469)	(454)	(1,891)	(1,166)
Noncontrolling interest transactions and other (b)	(3)	(369)	(3,260)	(402)
Net cash provided by (used for) financing activities	$(700)	$(3,696)	$(8,997)	$(4,998)

DISCONTINUED OPERATIONS
Cash provided by operating activities	2	48	69	48
Cash provided by investing activities	(1)	(23)	(60)	(23)
Cash provided by financing activities	—	2	5	2
Net cash provided by (used for) discontinued operations	$1	$27	$14	$27

Effect of exchange rate changes on cash and cash equivalents	49	19	(77)	(60)

Change in cash and cash equivalents	581	4,003	(1,752)	3,986
Cash and cash equivalents, beginning-of-period	2,120	600	4,466	617
Cash and cash equivalents, including discontinued operations	$2,701	$4,603	$2,714	$4,603
Cash and cash equivalents of discontinued operations	(1)	(137)	(14)	(137)
Cash and cash equivalents, end-of-period	$2,700	$4,466	$2,700	$4,466

(a) Cost reduction programs and other charges cash outflows for the 2019 quarter were $92 million ($803 million for the year ended December 31, 2019).
(b) Noncontrolling interest transactions and other for the 2019 year to date period includes approximately $3.2 billion related to the cash merger squeeze-out of the 8% Linde AG shares which were not tendered in the exchange offer.

Press release

LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Reported		Pro Forma (b)
	Quarter Ended December 31,		Quarter Ended December 31,
	2019	2018 (a)	2019	2018 (a)
SALES
Americas	$2,737	$2,437	$2,737	$2,684
EMEA	1,654	1,379	1,654	1,704
APAC	1,406	1,104	1,403	1,447
Engineering	770	459	770	716
Other	513	422	513	472
Segment sales	$7,080	$5,801	$7,077	$7,023

OPERATING PROFIT
Americas	$676	$562	$676	$609
EMEA	353	214	353	296
APAC	300	143	299	246
Engineering	93	14	93	77
Other	(74)	(42)	(74)	(72)
Segment operating profit	$1,348	$891	$1,347	$1,156
Cost reduction programs and other charges	(212)	(235)
Net gain on sale of businesses	—	3,294
Purchase accounting impacts - Linde AG	(481)	(714)
Total operating profit	$655	$3,236

	Reported		Pro Forma (b)
	Year to Date December 31,		Year to Date December 31,
	2019	2018 (a)	2019	2018 (a)
SALES
Americas	$10,993	$8,017	$10,989	$10,539
EMEA	6,643	2,644	6,643	6,991
APAC	5,839	2,446	5,779	5,950
Engineering	2,799	459	2,799	2,792
Other	1,954	1,270	1,953	1,812
Segment sales	$28,228	$14,836	$28,163	$28,084

OPERATING PROFIT
Americas	$2,578	$2,053	$2,577	$2,433
EMEA	1,367	481	1,367	1,344
APAC	1,198	465	1,184	1,029
Engineering	390	14	390	285
Other	(245)	(37)	(246)	(295)
Segment operating profit	$5,288	$2,976	$5,272	$4,796
Cost reduction programs and other charges	(567)	(309)
Net gain on sale of businesses	164	3,294
Purchase accounting impacts - Linde AG	(1,952)	(714)
Total operating profit	$2,933	$5,247

(a) As a result of the merger and effective with the lifting of the hold separate order, effective March 1, 2019, new reportable segments were created. All periods presented were recast to conform to the new segment structure.

(b) See pro forma income statement information starting on page 10.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED December 31, 2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

To assist with a discussion of the 2019 and 2018 results on a comparable basis, certain supplemental unaudited pro forma income statement information is provided on both a consolidated and segment basis. The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the Merger and merger-related divestitures had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Business Combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the Business Combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies that may result from the Business Combination or any related restructuring costs. The unaudited pro forma income statement has been presented for informational purposes only and is not necessarily indicative of what Linde plc's results of operation actually would have been had the Merger been completed on January 1, 2018. In addition, the unaudited pro forma income statement does not purport to project the future operating results of the company.

	Quarter to Date December 31, 2019
	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other		Total	Pro Forma
Sales	$7,080	$(3)	$—		$(3)	$7,077
Cost of sales, exclusive of depreciation	4,187	(2)			(2)	4,185
Selling, general and administrative	844	—			—	844
As a % of Sales	11.9%					11.9%
Depreciation and amortization	1,162				—	1,162
Research and development	49				—	49
Cost reduction programs and other charges	212		(50)	(b)	(50)	162
Net gain on sale of businesses	—				—	—
Other income (expense) - net	29				—	29
Operating profit	655	(1)	50		49	704
Operating margin	9.3%					9.9%

Net pension and OPEB cost (benefit), excluding service costs	(25)		(6)	(c)	(6)	(31)
Interest expense - net	8				—	8
Income taxes	162	(0)	10	(d)	10	172
Effective Tax Rate	24.1%					23.7%
Income from equity investments	24				—	24
Noncontrolling interests from continuing operations	(27)				—	(27)
Income from continuing operations	$507	$(1)	$46		$45	$552
Diluted shares outstanding	540,919				540,919	540,919
Diluted EPS from continuing operations	$0.94				$0.08	$1.02

SEGMENT SALES
Americas	$2,737	$—	$—		$—	$2,737
EMEA	1,654				—	1,654
APAC	1,406	(3)			(3)	1,403
Engineering	770				—	770
Other	513	—			—	513
Segment sales	$7,080	$(3)	$—		$(3)	$7,077

SEGMENT OPERATING PROFIT
Americas	$676	$—	$—		$—	$676
EMEA	353				—	353
APAC	300	(1)			(1)	299
Engineering	93				—	93
Other	(74)	—			—	(74)
Segment operating profit	1,348	(1)	—		(1)	1,347
Cost reduction programs and other charges	(212)				—	(212)
Gain on sale of businesses	—				—	—
Purchase accounting impacts - Linde AG	(481)				—	(481)
Total operating profit	$655	$(1)	$—		$(1)	$654

Pro Forma Adjustments:
(a) To eliminate the results of Praxair's merger-related divestitures.
(b) To eliminate the transaction costs and other charges related to the Merger.
(c) To eliminate pension settlement charges related to the Merger.
(d) To eliminate the income tax impacts of the Other adjustments.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED September 30, 2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter to Date September 30, 2019
	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other		Total	Pro Forma
Sales	$7,000	$(7)	$—		$(7)	$6,993
Cost of sales, exclusive of depreciation	4,061	(5)	(2)	(b)	(7)	4,054
Selling, general and administrative	850	—			—	850
As a % of Sales	12.1%					12.2%
Depreciation and amortization	1,095				—	1,095
Research and development	44				—	44
Cost reduction programs and other charges	125		(19)	(c)	(19)	106
Net gain on sale of businesses	164		(164)	(d)	(164)	—
Other income (expense) - net	11				—	11
Operating profit	1,000	(2)	(143)		(145)	855
Operating margin	14.3%					12.2%

Net pension and OPEB cost (benefit), excluding service costs	2		(40)	(e)	(40)	(38)
Interest expense - net	(3)				—	(3)
Income taxes	298	(1)	(54)	(f)	(55)	243
Effective Tax Rate	29.8%					27.1%
Income from equity investments	28				—	28
Noncontrolling interests from continuing operations	(3)				—	(3)
Income from continuing operations	$728	$(1)	$(49)		$(50)	$678
Diluted shares outstanding	543,616				543,616	543,616
Diluted EPS from continuing operations	$1.34				$(0.09)	$1.25

SEGMENT SALES
Americas	$2,771	$—	$—		$—	$2,771
EMEA	1,634				—	1,634
APAC	1,468	(7)			(7)	1,461
Engineering	641				—	641
Other	486	—			—	486
Segment sales	$7,000	$(7)	$—		$(7)	$6,993

SEGMENT OPERATING PROFIT
Americas	$671	$—	$—		$—	$671
EMEA	335				—	335
APAC	310	(2)			(2)	308
Engineering	120				—	120
Other	(50)	—			—	(50)
Segment operating profit	1,386	(2)	—		(2)	1,384
Cost reduction programs and other charges	(125)				—	(125)
Gain on sale of businesses	164				—	164
Purchase accounting impacts - Linde AG	(425)				—	(425)
Total operating profit	$1,000	$(2)	$—		$(2)	$998

Pro Forma Adjustments:
(a) To eliminate the results of Praxair's merger-related divestitures.
(b) To eliminate the impact of the inventory step-up recorded in purchase accounting  for the merger. This item is nonrecurring in nature, directly attributable to the Merger and occurred within one year of the transaction.
(c) To eliminate the transaction costs and other charges related to the Merger.
(d) To eliminate the gain on merger related divestitures.
(e) To eliminate pension settlement charges related to the Merger.
(f) To eliminate the income tax impacts of the Other adjustments.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED JUNE 30, 2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter to Date June 30, 2019
	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other		Total	Pro Forma
Sales	$7,204	$(25)	$—		$(25)	$7,179
Cost of sales, exclusive of depreciation	4,280	(19)			(19)	4,261
Selling, general and administrative	884	—			—	884
As a % of Sales	12.3%					12.3%
Depreciation and amortization	1,195				—	1,195
Research and development	45				—	45
Cost reduction programs and other charges	141		(65)	(b)	(65)	76
Other income (expense) - net	10				—	10
Operating profit	669	(6)	65		59	728
Operating margin	9.3%					10.1%

Net pension and OPEB cost (benefit), excluding service costs	(24)				—	(24)
Interest expense - net	10				—	10
Income taxes	169	(2)	13	(c)	11	180
Effective Tax Rate	24.7%					24.3%
Income from equity investments	28				—	28
Noncontrolling interests from continuing operations	(29)				—	(29)
Income from continuing operations	$513	$(4)	$52		$48	$561
Diluted shares outstanding	546,488				546,488	546,488
Diluted EPS from continuing operations	$0.94				$0.09	$1.03

SEGMENT SALES
Americas	$2,779	$—	$—		$—	$2,779
EMEA	1,673				—	1,673
APAC	1,513	(25)			(25)	1,488
Engineering	752				—	752
Other	487	—			—	487
Segment sales	$7,204	$(25)	$—		$(25)	$7,179

SEGMENT OPERATING PROFIT
Americas	$646	$—	$—		$—	$646
EMEA	332				—	332
APAC	310	(6)			(6)	304
Engineering	99				—	99
Other	(62)	—			—	(62)
Segment operating profit	1,325	(6)	—		(6)	1,319
Cost reduction programs and other charges	(141)				—	(141)
Purchase accounting impacts - Linde AG	(515)				—	(515)
Total operating profit	$669	$(6)	$—		$(6)	$663

Pro Forma Adjustments:
(a) To eliminate the results of Praxair's merger-related divestitures.
(b) To eliminate the transaction costs and other charges related to the Merger.
(c) To eliminate the income tax impacts of the Other adjustments.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED MARCH 31, 2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter to Date March 31, 2019
	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other		Total	Pro Forma
Sales	$6,944	$(30)	$—		$(30)	$6,914
Cost of sales, exclusive of depreciation	4,116	(22)	(10)	(b)	(32)	4,084
Selling, general and administrative	879	(1)			(1)	878
As a % of Sales	12.7%					12.7%
Depreciation and amortization	1,223				—	1,223
Research and development	46				—	46
Cost reduction programs and other charges	89		(56)	(c)	(56)	33
Other income (expense) - net	18				—	18
Operating profit	609	(7)	66		59	668
Operating margin	8.8%					9.7%

Net pension and OPEB cost (benefit), excluding service costs	15		(51)	(d)	(51)	(36)
Interest expense - net	23				—	23
Income taxes	140	(2)	16	(e)	14	154
Effective Tax Rate	24.5%					22.6%
Income from equity investments	34				—	34
Noncontrolling interests from continuing operations	(30)				—	(30)
Income from continuing operations	$435	$(5)	$101		$96	$531
Diluted shares outstanding	549,147				549,147	549,147
Diluted EPS from continuing operations	$0.79				$0.18	$0.97

SEGMENT SALES
Americas	$2,706	$(4)	$—		$(4)	$2,702
EMEA	1,682				—	1,682
APAC	1,452	(25)			(25)	1,427
Engineering	636				—	636
Other	468	(1)			(1)	467
Segment sales	$6,944	$(30)	$—		$(30)	$6,914

SEGMENT OPERATING PROFIT
Americas	$585	$(1)	$—		$(1)	$584
EMEA	347				—	347
APAC	278	(5)			(5)	273
Engineering	78				—	78
Other	(59)	(1)			(1)	(60)
Segment operating profit	1,229	(7)	—		(7)	1,222
Cost reduction programs and other charges	(89)				—	(89)
Purchase accounting impacts - Linde AG	(531)				—	(531)
Total operating profit	$609	$(7)	$—		$(7)	$602

Pro Forma Adjustments:
(a) To eliminate the results of Praxair's merger-related divestitures.
(b) To eliminate the impact of the inventory step-up recorded in purchase accounting  for the merger. This item is nonrecurring in nature, directly attributable to the Merger and occurred within one year of the transaction.
(c) To eliminate the transaction costs and other charges related to the Merger.
(d) To eliminate pension settlement charges related to the Merger.
(e) To eliminate the income tax impacts of the Other adjustments.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
YEAR TO DATE DECEMBER 31, 2019 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Year to Date December 31, 2019
	Pro forma Income Statement Information
		Pro forma Adjustments
	Linde plc Reported	Divestitures (a)	Other		Total	Pro Forma
Sales	$28,228	$(65)	$—		$(65)	$28,163
Cost of sales, exclusive of depreciation	16,644	(48)	(12)	(b)	(60)	16,584
Selling, general and administrative	3,457	(1)			(1)	3,456
As a % of Sales	12.2%					12.3%
Depreciation and amortization	4,675				—	4,675
Research and development	184				—	184
Cost reduction programs and other charges	567		(190)	(c)	(190)	377
Net gain on sale of businesses	164		(164)	(d)	(164)	—
Other income (expense) - net	68				—	68
Operating profit	2,933	(16)	38		22	2,955
Operating margin	10.4%					10.5%

Net pension and OPEB cost (benefit), excluding service costs	(32)		(97)	(e)	(97)	(129)
Interest expense - net	38				—	38
Income taxes	769	(5)	(15)	(f)	(20)	749
Effective Tax Rate	26.3%					24.6%
Income from equity investments	114				—	114
Noncontrolling interests from continuing operations	(89)				—	(89)
Income from continuing operations	$2,183	$(11)	$150		$139	$2,322
Diluted shares outstanding	545,170				545,170	545,170
Diluted EPS from continuing operations	$4.00				$0.25	$4.25

SEGMENT SALES
Americas	$10,993	$(4)	$—		$(4)	$10,989
EMEA	6,643				—	6,643
APAC	5,839	(60)			(60)	5,779
Engineering	2,799				—	2,799
Other	1,954	(1)			(1)	1,953
Segment sales	$28,228	$(65)	$—		$(65)	$28,163

SEGMENT OPERATING PROFIT
Americas	$2,578	$(1)	$—		$(1)	$2,577
EMEA	1,367					1,367
APAC	1,198	(14)			(14)	1,184
Engineering	390					390
Other	(245)	(1)			(1)	(246)
Segment operating profit	5,288	(16)	—		(16)	5,272
Cost reduction programs and other charges	(567)				—	(567)
Net gain on sale of businesses	164				—	164
Purchase accounting impacts - Linde AG	(1,952)				—	(1,952)
Total operating profit	$2,933	$(16)	$—		$(16)	$2,917

Pro Forma Adjustments:
(a) To eliminate the results of Praxair's merger-related divestitures.
(b) To eliminate the impact of the inventory step-up recorded in purchase accounting  for the merger. This item is nonrecurring in nature, directly attributable to the Merger and occurred within one year of the transaction.
(c) To eliminate the transaction costs and other charges related to the Merger.
(d) To eliminate the gain on merger related divestitures.
(e) To eliminate pension settlement charges related to the Merger.
(f) To eliminate the income tax impacts of the Other adjustments.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED December 31, 2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter to Date December 31, 2018
	Pro Forma Income Statement Information
	Pro Forma Adjustments
	Linde plc (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other		Total		Pro Forma Linde plc
Sales	$5,801	$1,736	$(506)	$—	$(8)	(e)	$1,222		$7,023
Cost of sales, exclusive of depreciation	3,955	1,031	(311)	—	(376)	(e)	344		4,299
Selling, general and administrative	718	229	(50)	—	—		179		897
As a % of Sales	12.4%								12.8%
Depreciation and amortization	902	140	(31)	186	—		295		1,197
Research and development	42	10	—	—	—		10		52
Cost reduction programs and other charges	235	162	—	—	(353)	(f)	(191)		44
Other income (expense) - net	3,287	—	—	—	(3,294)		(3,294)		(7)
Operating profit	3,236	164	(114)	(186)	(2,573)		(2,709)		527
Operating margin	55.8%								7.5%

Net pension and OPEB cost (benefit), excluding service costs	(14)	(14)	—	—	—		(14)		(28)
Interest expense - net	72	179	(18)	(8)	—		153		225
Income taxes	355	121	(16)	(43)	(279)	(g)	(217)		138
Effective Tax Rate	11.2%								41.8%
Income from equity investments	14	8	(5)	(5)	—		(2)		12
Noncontrolling interests from continuing operations	33	(45)	1	14	—		(30)		3
Income from continuing operations	$2,870	$(159)	$(84)	$(126)	$(2,294)		$(2,663)		$207
Diluted shares outstanding	461,150						94,001	(h)	555,151
Diluted EPS from continuing operations	6.22						(5.85)	(h)	0.37

SEGMENT SALES
Americas	$2,437	$442	$(188)		$(7)	(e)	$247		$2,684
EMEA	1,379	587	(262)		—	(e)	325		1,704
APAC	1,104	391	(47)		(1)	(e)	343		1,447
Engineering	459	257	—		—		257		716
Other	422	59	(9)		—	(e)	50		472
Segment sales	$5,801	$1,736	$(506)	$—	$(8)		$1,222		$7,023

SEGMENT OPERATING PROFIT
Americas	$562	$81	$(34)		$—	(i)	$47		$609
EMEA	214	133	(69)		18	(i)	82		296
APAC	143	112	(9)		—	(i)	103		246
Engineering	14	63	—		—	(i)	63		77
Other	(42)	(63)	(2)		35	(i)	(30)		(72)
Segment operating profit	891	326	(114)	—	53		265		1,156
Cost reduction programs and other charges	(235)	(162)			397		235		—
Gain on sale of businesses	3,294				(3,294)		(3,294)		—
Purchase accounting impacts - Linde AG	(714)				714		714		—
Total operating profit	$3,236	$164	$(114)	$—	$(2,130)		$(2,080)		$1,156

Pro Forma Adjustments:
(a) To include Linde plc consolidated results for the quarter ended December 31, 2018. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018 and the results of Linde AG from October 31, 2018 (merger date) through December 31, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b) To include Linde AG consolidated results for the period prior to the merger date at October 31, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP.
(c) To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia.
(d) To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.
(e) To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to October 30, 2018).
(f) To eliminate the transaction costs and other charges related to the Merger.
(g) To reflect the income tax impact of the above pro forma adjustments.
(h) To reflect the impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(i) To eliminate other (income) charges not included in segment operating profit.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED September 30, 2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter to Date September 30, 2018
	Pro Forma Income Statement Information
	Pro Forma Adjustments
	Praxair, Inc. (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other		Total		Pro Forma Linde plc
Sales	$3,008	$5,008	$(1,050)	$—	$(24)	(e)	$3,934		$6,942
Cost of sales, exclusive of depreciation	1,698	3,132	(630)	—	(24)	(e)	2,478		4,176
Selling, general and administrative	294	696	(109)	—	—		587		881
As a % of Sales	9.8%								12.7%
Depreciation and amortization	306	500	(103)	559	—		956		1,262
Research and development	23	26	—	—	—		26		49
Cost reduction programs and other charges	31	75	—	—	(94)	(f)	(19)		12
Other income (expense) - net	13	42	—	—	—		42		55
Operating profit	669	621	(208)	(559)	94		(52)		617
Operating margin	22.2%								8.9%

Net pension and OPEB cost (benefit), excluding service costs	6	(39)	(1)	—	—		(40)		(34)
Interest expense - net	40	50	(18)	(25)	—		7		47
Income taxes	156	157	(24)	(129)	5	(g)	9		165
Effective Tax Rate	25.0%								27.3%
Income from equity investments	13	25	(8)	(16)	—		1		14
Noncontrolling interests from continuing operations	(19)	(26)	6	42	—		22		3
Income from continuing operations	$461	$452	$(167)	$(379)	$89		$(5)		$456
Diluted shares outstanding	291,513						263,638	(h)	555,151
Diluted EPS from continuing operations	1.58						(0.76)	(h)	0.82

SEGMENT SALES
Americas	$1,865	$1,331	$(549)	$—	$(20)	(e)	$762		$2,627
EMEA	415	1,675	(395)		—	(e)	1,280		1,695
APAC	447	1,192	(96)		(4)	(e)	1,092		1,539
Engineering	—	635	—		—		635		635
Other	281	175	(10)		—	(e)	165		446
Segment sales	$3,008	$5,008	$(1,050)	$—	$(24)		$3,934		$6,942

SEGMENT OPERATING PROFIT
Americas	$498	$222	$(98)		$—	(i)	$124		$622
EMEA	87	305	(83)		(1)	(i)	221		308
APAC	108	172	(24)			(i)	148		256
Engineering	—	69	—			(i)	69		69
Other	7	(72)	(3)		1	(i)	(74)		(67)
Segment operating profit	700	696	(208)	—	—		488		1,188
Cost reduction programs and other charges	(31)	(75)			106		31		—
Total operating profit	$669	$621	$(208)	$—	$106		$519		$1,188

Pro Forma Adjustments:
(a) To include Praxair, Inc. consolidated results for the quarter ended September 30, 2018. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b) To include Linde AG consolidated results for the quarter ended September 30, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP.
(c) To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia.
(d) To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.
(e) To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to October 30, 2018).
(f) To eliminate the transaction costs and other charges related to the Merger.
(g) To reflect the income tax impact of the above pro forma adjustments.
(h) To reflect the impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(i) To eliminate other (income) charges not included in segment operating profit.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED JUNE 30, 2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter to Date June 30, 2018
	Pro Forma Income Statement Information
	Pro Forma Adjustments
	Praxair, Inc. (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other		Total		Pro Forma Linde plc
Sales	$3,044	5,175	(1,015)	—	(26)	(e)	4,134		7,178
Cost of sales, exclusive of depreciation	1,706	3,247	(605)		(26)	(e)	2,616		4,322
Selling, general and administrative	307	741	(95)				646		953
As a % of Sales	10.0%								13.3%
Depreciation and amortization	311	459	(101)	558			916		1,227
Research and development	24	26					26		50
Cost reduction programs and other charges	24	45			(69)	(f)	(24)		—
Other income (expense) - net	17	75					75		92
Operating profit	689	732	(214)	(558)	69		29		718
Operating margin	22.6%								10.0%

Net pension and OPEB cost (benefit), excluding service costs	2	(67)	—				(67)		(65)
Interest expense - net	44	34	(18)	(25)			(9)		35
Income taxes	158	185	(23)	(129)	5	(g)	38		196
Effective Tax Rate	24.6%								26.2%
Income from equity investments	14	23	(9)	(16)			(2)		12
Noncontrolling interests from continuing operations	(19)	(36)	6	42			12		(7)
Income from continuing operations	$480	567	$(176)	$(378)	$64		$77		$557
Diluted shares outstanding	290,908						264,243	(h)	555,151
Diluted EPS from continuing operations	$1.65						$(0.65)	(h)	$1.00

SEGMENT SALES
Americas	$1,865	$1,312	$(498)	$—	$(19)	(e)	$795		$2,660
EMEA	435	1,756	(413)		—	(e)	1,343		1,778
APAC	460	1,157	(94)		(6)	(e)	1,057		1,517
Engineering	—	778	—		—		778		778
Other	284	172	(10)		(1)	(e)	161		445
Segment sales	$3,044	$5,175	$(1,015)	$—	$(26)		$4,134		$7,178

SEGMENT OPERATING PROFIT
Americas	$510	$219	$(98)	$—	$(1)	(i)	$120		$630
EMEA	93	354	(90)		(4)	(i)	260		353
APAC	108	220	(24)		(33)	(i)	163		271
Engineering	—	81	—		(3)	(i)	78		78
Other	2	(97)	(2)		11	(i)	(88)		(86)
Segment operating profit	713	777	(214)	—	(30)		533		1,246
Cost reduction programs and other charges	(24)	(45)			69		24		—
Total operating profit	$689	$732	$(214)	$—	$39		$557		$1,246

Pro Forma Adjustments:
(a) To include Praxair, Inc. consolidated results for the quarter ended June 30, 2018. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b) To include Linde AG consolidated results for the quarter ended June 30, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP.
(c) To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia.
(d) To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.
(e) To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to October 30, 2018).
(f) To eliminate the transaction costs and other charges related to the Merger.
(g) To reflect the income tax impact of the above pro forma adjustments.
(h) To reflect the impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(i) To eliminate other (income) charges not included in segment operating profit, primarily related to a gain on a sale of asset in APAC.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
QUARTER ENDED MARCH 31, 2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter to Date March 31, 2018
	Pro Forma Income Statement Information
	Pro Forma Adjustments
	Praxair, Inc. (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other		Total		Pro Forma Linde plc
Sales	$2,983	$5,010	$(1,027)	$—	$(25)	(e)	$3,958		$6,941
Cost of sales, exclusive of depreciation	1,661	3,105	(609)		(25)	(e)	2,471		4,132
Selling, general and administrative	310	704	(110)				594		904
As a % of Sales	10.4%								13.0%
Depreciation and amortization	311	471	(102)	558			927		1,238
Research and development	24	26					26		50
Cost reduction programs and other charges	19	41			(60)	(f)	(19)		—
Other income (expense) - net	(5)	87					87		82
Operating profit	653	750	(206)	(558)	60		46		699
Operating margin	21.9%								10.1%

Net pension and OPEB cost (benefit), excluding service costs	2	(39)	(1)				(40)		(38)
Interest expense - net	46	69	(18)	(25)			26		72
Income taxes	148	171	(24)	(129)	5	(g)	23		171
Effective Tax Rate	24.5%								25.7%
Income from equity investments	15	24	(9)	(16)			(1)		14
Noncontrolling interests from continuing operations	(10)	(37)	6	42			11		1
Income from continuing operations	$462	$536	$(166)	$(378)	$55		$47		$509
Diluted shares outstanding	290,809						264,342	(h)	555,151
Diluted EPS from continuing operations	$1.59						$(0.67)	(h)	$0.92

SEGMENT SALES
Americas	$1,850	$1,267	$(533)	$—	$(16)	(e)	$718		$2,568
EMEA	415	1,791	(393)		1	(e)	1,399		1,814
APAC	435	1,111	(92)		(7)	(e)	1,012		1,447
Engineering	—	663	—		—		663		663
Other	283	178	(9)		(3)	(e)	166		449
Segment sales	$2,983	$5,010	$(1,027)	$—	$(25)		$3,958		$6,941

SEGMENT OPERATING PROFIT
Americas	$483	$192	$(97)	$—	$(6)	(i)	$89		$572
EMEA	87	438	(82)		(56)	(i)	300		387
APAC	106	182	(25)		(7)	(i)	150		256
Engineering	—	63	—		(2)	(i)	61		61
Other	(4)	(84)	(2)		20	(i)	(66)		(70)
Segment operating profit	672	791	(206)	—	(51)		534		1,206
Cost reduction programs and other charges	(19)	(41)			60		19		—
Total operating profit	$653	$750	$(206)	$—	$9		$553		$1,206

Pro Forma Adjustments:
(a) To include Praxair, Inc. consolidated results for the quarter ended March 31, 2018. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b) To include Linde AG consolidated results for the quarter ended March 31, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP.
(c) To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia.
(d) To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.
(e) To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to October 30, 2018).
(f) To eliminate the transaction costs and other charges related to the Merger.
(g) To reflect the income tax impact of the above pro forma adjustments.
(h) To reflect the impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(i) To eliminate other (income) charges not included in segment operating profit, primarily related to a gain on a the sale of a business in EMEA.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
YEAR TO DATE DECEMBER 31, 2018 PRO FORMA INCOME STATEMENT INFORMATION
(Millions of dollars, except per share data)
(UNAUDITED)

	Year to Date December 31, 2018
	Pro Forma Income Statement Information
	Pro Forma Adjustments
	Linde plc (a)	Linde AG (b)	Divestitures (c)	Purchase Accounting (d)	Other		Total		Pro Forma Linde plc
Sales	$14,836	$16,929	$(3,598)	$—	$(83)	(e)	$13,248		$28,084
Cost of sales, exclusive of depreciation	9,020	10,515	(2,155)	—	(451)	(e)	7,909		16,929
Selling, general and administrative	1,629	2,370	(364)	—	—		2,006		3,635
As a % of Sales	11.0%								12.9%
Depreciation and amortization	1,830	1,570	(337)	1,861	—		3,094		4,924
Research and development	113	88	—	—	—		88		201
Cost reduction programs and other charges	309	323	—	—	(576)	(f)	(253)		56
Other income (expense) - net	3,312	204	—	—	(3,294)		(3,090)		222
Operating profit	5,247	2,267	(742)	(1,861)	(2,350)		(2,686)		2,561
Operating margin	35.4%								9.1%

Net pension and OPEB cost (benefit), excluding service costs	(4)	(159)	(2)	—	—		(161)		(165)
Interest expense - net	202	332	(72)	(83)	—		177		379
Income taxes	817	634	(87)	(430)	(264)	(g)	(147)		670
Effective Tax Rate	16.2%								28.5%
Income from equity investments	56	80	(31)	(53)	—		(4)		52
Noncontrolling interests from continuing operations	(15)	(144)	19	140	—		15		—
Income from continuing operations	$4,273	$1,396	$(593)	$(1,261)	$(2,086)		$(2,544)		$1,729
Diluted shares outstanding	334,127						221,024	(h)	555,151
Diluted EPS from continuing operations	$12.79						$(9.68)	(h)	$3.11

SEGMENT SALES
Americas	$8,017	$4,352	$(1,768)		$(62)	(e)	$2,522		$10,539
EMEA	2,644	5,809	(1,463)		1	(e)	4,347		6,991
APAC	2,446	3,851	(329)		(18)	(e)	3,504		5,950
Engineering	459	2,333	—		—		2,333		2,792
Other	1,270	584	(38)		(4)	(e)	542		1,812
Segment sales	$14,836	$16,929	$(3,598)	$—	$(83)		$13,248		$28,084

SEGMENT OPERATING PROFIT
Americas	$2,053	$714	$(327)		$(7)	(i)	$380		$2,433
EMEA	481	1,230	(324)		(43)	(i)	863		1,344
APAC	465	686	(82)		(40)	(i)	564		1,029
Engineering	14	276	—		(5)	(i)	271		285
Other	(37)	(316)	(9)		67	(i)	(258)		(295)
Segment operating profit	2,976	2,590	(742)		(28)		1,820		4,796
Cost reduction programs and other charges	(309)	(323)			632		309		—
Gain on sale of businesses	3,294				$(3,294)		(3,294)		—
Purchase accounting impacts - Linde AG	(714)				$714		714		—
Total operating profit	$5,247	$2,267	$(742)		$(1,976)		$(451)		$4,796

Pro Forma Adjustments:
(a) To include Linde plc consolidated results for the year ended December 31, 2018. Note that the results include the performance of Praxair's European industrial gases business through December 3, 2018 and the results of Linde AG from October 31, 2018 (merger date) through December 31, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format.
(b) To include Linde AG consolidated results for the period prior to the merger date at October 31, 2018. The adjustments reflect reclassifications to conform to Linde plc's reporting format and adjustments from IFRS to U.S. GAAP.
(c) To eliminate the results of merger-related divestitures required by regulatory authorities to secure approval for the Merger. These divestitures include the majority of Praxair's European industrial gases business (completed December 3, 2018), a significant portion of Linde AG's America's industrial gases business (completed on March 1, 2019), select assets of Linde AG's South Korean industrial gases business (completed April 30, 2019), as well as certain divestitures of other Praxair and Linde AG businesses in Asia.
(d) To include preliminary purchase accounting adjustments for the period from January 1, 2018 to October 30, 2018 (prior to the Merger). This relates to (i) additional depreciation and amortization related to the increased value of of property, plant and equipment and increased basis of intangible assets, (ii) interest expense impacts related to the fair value of debt, (iii) the tax impacts related to the non-GAAP adjustments above, (iv) income from equity investments equity related to the fair value of equity investments, and (v) noncontrolling interests adjustments related to the fair value adjustments above. Purchase accounting impacts are not included in the definition of segment operating profit; therefore, no pro forma adjustment is required for segment reporting.
(e) To eliminate sales between Praxair and Linde AG for the period prior to the Merger date at October 31, 2018 (January 1, 2018 to October 30, 2018).
(f) To eliminate the transaction costs and other charges related to the Merger.
(g) To reflect the income tax impact of the above pro forma adjustments.
(h) To reflect the impact on diluted shares outstanding and diluted EPS related to ordinary shares issues to Linde AG shareholders in connection with the Merger.
(i) To eliminate other (income) charges not included in segment operating profit, primarily related to a gain on a sale of business in EMEA and a gain on a sale of asset in APAC.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to date December 31,
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Adjusted Pro Forma Operating Profit and Operating Margin
Reported operating profit	$655	$3,236	$1,000	$669	$669	$689	$609	$653	$2,933	$5,247
Pro forma adjustments (a)	49	(2,709)	(145)	(52)	59	29	59	46	22	$(2,686)
Pro forma	704	527	855	617	728	718	668	699	2,955	2,561
Non-GAAP Adjustments:
Add: Cost reduction programs and other charges	162	41	106	12	76	—	33	—	$377	53
Less: Net gain on sale of businesses	—	30	—	—	—	(30)	—	(51)	—	(51)
Add: Purchase accounting impacts - Linde AG (d)	481	558	423	559	515	558	521	558	1,940	2,233
Total adjustments	643	629	529	571	591	528	554	507	2,317	2,235
Adjusted pro forma operating profit	$1,347	$1,156	$1,384	$1,188	$1,319	$1,246	$1,222	$1,206	$5,272	$4,796

Reported percentage change	(79.8)%		49.5%		(2.9)%		(6.7)%		(44.1)%
Adjusted pro forma percentage change	16.5%		16.5%		5.9%		1.3%		9.9%

Reported sales	$7,080	$5,801	$7,000	$3,008	$7,204	$3,044	$6,944	$2,983	$28,228	$14,836
Pro forma sales (a)	$7,077	$7,023	$6,993	$6,942	$7,179	$7,178	$6,914	$6,941	$28,163	$28,084

Reported operating margin	9.3%	55.8%	14.3%	22.2%	9.3%	22.6%	8.8%	21.9%	10.4%	35.4%
Pro forma operating margin	9.9%	7.5%	12.2%	8.9%	10.1%	10.0%	9.7%	10.1%	10.5%	9.1%
Adjusted pro forma operating margin	19.0%	16.5%	19.8%	17.1%	18.4%	17.4%	17.7%	17.4%	18.7%	17.1%

Adjusted Pro Forma Depreciation and amortization
Reported depreciation and amortization	$1,162	$902	$1,095	$306	$1,195	$311	$1,223	$311	$4,675	$1,830
Pro forma adjustments (a)	—	295	—	956	—	916	—	927	$—	$3,094
Pro forma	1,162	1,197	1,095	1,262	1,195	1,227	1,223	1,238	4,675	4,924
Non-GAAP Adjustments:
Less: Purchase accounting impacts - Linde AG (d)	(481)	(558)	(423)	(559)	(515)	(558)	(521)	(558)	(1,940)	(2,233)
Adjusted pro forma depreciation and amortization	$681	$639	$672	$703	$680	$669	$702	$680	$2,735	$2,691

Adjusted Pro Forma Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(25)	$(14)	$2	$6	$(24)	$2	$15	$2	$(32)	$(4)
Pro forma adjustments (a)	(6)	(14)	(40)	(40)	—	(67)	(51)	(40)	$(97)	$(161)
Pro forma	(31)	(28)	(38)	(34)	(24)	(65)	(36)	(38)	(129)	$(165)
Non-GAAP Adjustments:
Add: Pension plan reorganization charge - net	—	(10)	—	(4)	(10)	—	—	—	$(10)	$(14)
Total adjustments	—	(10)	—	(4)	(10)	—	—	—	(10)	(14)
Adjusted pro forma Net Pension and OPEB cost (benefit), excluding service costs	$(31)	$(38)	$(38)	$(38)	$(34)	$(65)	$(36)	$(38)	$(139)	$(179)

Adjusted Pro Forma Interest Expense - Net
Reported interest expense - net	$8	$72	$(3)	$40	$10	$44	$23	$46	$38	$202
Pro forma adjustments (a)	—	153	—	7	—	(9)	—	26	—	177
Pro forma	8	225	(3)	47	10	35	23	72	38	379
Non-GAAP Adjustments:
Less: Bond redemption	—	(26)	—	—	—	—	—	—	$—	$(26)
Less: Loss on hedge portfolio unwind		(174)							$—	$(174)
Add: Purchase accounting impacts - Linde AG (d)	22	25	22	25	25	25	27	25	96	100
Total adjustments	22	(175)	22	25	25	25	27	25	96	(100)
Adjusted pro forma interest expense - net	$30	$50	$19	$72	$35	$60	$50	$97	$134	$279

Adjusted Pro Forma Income Taxes (b)
Reported income taxes	$162	$355	$298	$156	$169	$158	$140	$148	$769	$817
Pro forma adjustments (a)	10	(217)	(55)	9	11	38	14	23	$(20)	$(147)
Pro forma	172	138	243	165	180	196	154	171	749	670
Non-GAAP Adjustments:
Add: Bond redemption	—	6	—	—	—	—	—	—	—	6
Add: Pension settlement charge	—	2	—	1	—	—	—	—	$—	$3
Add: Purchase accounting impacts - Linde AG (d)	105	129	98	129	119	129	125	129	$447	$516
Add: Cost reduction programs and other charges	44	—	7	—	15	—	5	(1)	$71	$(1)
Add: Tax reform	—	17	—	—	—	—	—	—	$—	$17
Total adjustments	149	154	105	130	134	129	130	128	518	541
Adjusted pro forma income taxes	$321	$292	$348	$295	$314	$325	$284	$299	$1,267	$1,211

Adjusted Pro Forma Effective Tax Rate (b)
Reported income before income taxes and equity investments	$672	$3,178	$1,001	$623	$683	$643	$571	$605	$2,927	$5,049
Pro forma adjustments (a)	55	(2,848)	(105)	(19)	59	105	110	60	$119	$(2,702)
Pro forma	$727	$330	$896	$604	$742	$748	$681	$665	$3,046	$2,347

Non-GAAP Adjustments:
Add: Bond redemption	$—	$26	$—	$—	$—	$—	$—	$—	$—	$26
Add: Pension settlement charge	—	10	—	4	—	—	—	—	—	14
Add: Purchase accounting impacts - Linde AG (d)	459	533	401	534	490	533	494	533	1,844	2,133
Add: Cost reduction programs and other charges	162	41	106	12	76	—	33	—	377	53
Add: Pension plan reorganization charge - net	—	—	—	—	10	—	—	—	10	—
Add: Loss on hedge portfolio unwind	—	174	—	—	—	—	—	—	—	174
Less: Net gain on sale of businesses	—	30	—	—	—	(30)	—	(51)	—	(51)
Total adjustments	621	814	507	550	576	503	527	482	2,231	2,349
Adjusted pro forma income before income taxes and equity investments	$1,348	$1,144	$1,403	$1,154	$1,318	$1,251	$1,208	$1,147	$5,277	$4,696

Reported Income taxes	$162	$355	$298	$156	$169	$158	$140	$148	$769	$817
Reported effective tax rate	24.1%	11.2%	29.8%	25.0%	24.7%	24.6%	24.5%	24.5%	26.3%	16.2%

Adjusted pro forma income taxes	$321	$292	$348	$295	$314	$325	$284	$299	$1,267	$1,211
Adjusted pro forma effective tax rate	23.8%	25.5%	24.8%	25.6%	23.8%	26.0%	23.5%	26.1%	24.0%	25.8%

Income from Equity Investments
Reported income from equity investments	$24	$14	$28	$13	$28	$14	$34	$15	$114	$56
Pro forma adjustments (a)	—	(2)	—	1	—	(2)	—	(1)	—	(4)
Pro forma	24	12	28	14	28	12	34	14	114	52
Non-GAAP Adjustments:
Add: Purchase accounting impacts - Linde AG (d)	14	16	15	16	14	16	14	16	57	64
Total adjustments	14	16	15	16	14	16	14	16	57	64
Adjusted pro forma income from equity investments	$38	$28	$43	$30	$42	$28	$48	$30	$171	$116

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

Adjusted Pro Forma Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(27)	$33	$(3)	$(19)	$(29)	$(19)	$(30)	$(10)	$(89)	$(15)
Pro forma adjustments (a)	—	(30)	—	22	—	12	—	11	$—	$15
Pro forma	(27)	3	(3)	3	(29)	(7)	(30)	1	(89)	—
Non-GAAP adjustments:
Add: Cost reduction programs and other charges	—	—	(35)	—	—	—	—	—	(35)	—
Add: Purchase accounting impacts - Linde AG (d)	(14)	(42)	(8)	(42)	(17)	(42)	(15)	(42)	(54)	(168)
Total adjustments	(14)	(42)	(43)	(42)	(17)	(42)	(15)	(42)	(89)	(168)
Adjusted pro forma noncontrolling interests from continuing operations	$(41)	$(39)	$(46)	$(39)	$(46)	$(49)	$(45)	$(41)	$(178)	$(168)

Adjusted Pro Forma Income from Continuing Operations (c)
Reported income from continuing operations	$507	$2,870	$728	$461	$513	$480	$435	$462	$2,183	$4,273
Pro forma adjustments (a)	45	(2,663)	(50)	(5)	48	77	96	47	$139	$(2,544)
Pro forma	552	207	678	456	561	557	531	509	2,322	1,729

Non-GAAP adjustments:
Add: Pension settlement charge	—	8	—	3	—	—	—	—	$—	$11
Add: Cost reduction programs and other charges	118	41	64	12	71	—	28	—	281	53
Less: Net gain on sale of business	—	30	—	—	—	(30)	—	(50)	—	(50)
Add; Bond Redemption	—	20	—	—	—	—	—	—	—	20
Add: Loss on hedge portfolio unwind	—	(17)	—	—	—	—	—	—	—	(17)
Less: Other tax charges	—	174	—	—	—	—	—	—	—	174
Add: Purchase accounting impacts - Linde AG	354	378	310	379	368	378	368	378	1,400	1,513
Total adjustments	472	634	374	394	439	348	396	328	1,681	1,704
Adjusted pro forma income from continuing operations	$1,024	$841	$1,052	$850	$1,000	$905	$927	$837	$4,003	$3,433

Adjusted Pro Forma Diluted EPS from Continuing Operations (c)
Reported diluted EPS from continuing operations	$0.94	$6.22	$1.34	$1.58	$0.94	$1.65	$0.79	$1.59	$4.00	$12.79
Pro forma adjustments (a)	0.08	(5.85)	(0.09)	(0.76)	0.09	(0.65)	0.18	(0.67)	0.25	(9.68)
Pro forma	1.02	0.37	1.25	0.82	1.03	1.00	0.97	0.92	4.25	3.11

Non-GAAP adjustments:
Add: Pension settlement charge	—	0.02	—	0.01	—	—	—	—	$—	$0.03
Add: Cost reduction programs and other charges	0.22	0.07	0.12	0.02	0.13	—	0.05	—	0.52	0.09
Less: Net gain on sale of business	—	0.05	—	—	—	(0.05)	—	(0.09)	—	(0.09)
Add: Bond redemption charge	—	0.04	—	—	—	—	—	—	—	0.04
Add: Loss on hedge portfolio unwind	—	0.31	—	—	—	—	—	—	—	0.31
Less Income tax reform	—	(0.03)	—	—	—	—	—	—	—	(0.03)
Add: Purchase accounting impacts - Linde AG	0.65	0.68	0.57	0.69	0.67	0.68	0.67	0.68	2.57	2.73
Total adjustments	0.87	1.14	0.69	0.72	0.80	0.63	0.72	0.59	3.08	3.08
Adjusted pro forma diluted EPS from continuing operations	$1.89	$1.51	$1.94	$1.54	$1.83	$1.63	$1.69	$1.51	$7.34	$6.19

Adjusted Pro Forma EBITDA and % of Sales
Income from continuing operations	$507	$2,870	$728	$461	$513	$480	$435	$462	$2,183	$4,273
Add: Noncontrolling interests related to continuing operations	27	(33)	3	19	29	19	30	10	89	15
Add: Net pension and OPEB cost (benefit), excluding service cost	(25)	(14)	2	6	(24)	2	15	2	(32)	(4)
Add: Interest expense	8	72	(3)	40	10	44	23	46	38	202
Add: Income taxes	162	355	298	156	169	158	140	148	769	817
Add: Depreciation and amortization	1,162	902	1,095	306	1,195	311	1,223	311	4,675	1,830
EBITDA from continuing operations	1,841	4,152	2,123	988	1,892	1,014	1,866	979	7,722	7,133
Pro forma adjustments (a)
Add: Linde AG consolidated results	—	312	—	1,146	—	1,214	—	1,245	$—	$3,917
Add: Purchase accounting impacts - Linde AG	—	363	2	(16)	—	(16)	10	(16)	12	315
Add: Cost reduction programs and other charges	50	353	19	94	65	69	56	60	190	576
Less: Net gain on sale of businesses	—	(3,294)	(164)	—	—	—	—	—	(164)	(3,294)
Less: Divestitures	(1)	(150)	(2)	(319)	(6)	(324)	(7)	(317)	(16)	(1,110)
Pro forma adjustments	49	(2,416)	(145)	905	59	943	59	972	22	404
Pro forma EBITDA from continuing operations	1,890	1,736	1,978	1,893	1,951	1,957	1,925	1,951	7,744	7,537
Non-GAAP adjustments:
Less: Net gain on sale of business	—	30	—	—	—	(30)	—	(51)	—	(51)
Add: Cost reduction programs and other charges	162	41	106	12	76	—	33	—	377	53
Add: Purchase accounting impacts - Linde AG	14	16	15	16	14	16	14	16	57	64
Adjusted pro forma EBITDA from continuing operations	$2,066	$1,823	$2,099	$1,921	$2,041	$1,943	$1,972	$1,916	$8,178	$7,603

Reported sales	$7,080	$5,801	$7,000	$3,008	$7,204	$3,044	$6,944	$2,983	$28,228	14,836
Pro forma sales	$7,077	$7,023	$6,993	$6,942	$7,179	$7,178	$6,914	$6,941	$28,163	28,084
% of sales
EBITDA from continuing operations	26.0%	71.6%	30.3%	32.8%	26.3%	33.3%	26.9%	32.8%	27.4%	48.1%
Pro forma EBITDA from continuing operations	26.7%	24.7%	28.3%	27.3%	27.2%	27.3%	27.8%	28.1%	27.5%	26.8%
Adjusted pro forma EBITDA from continuing operations	29.2%	26.0%	30.0%	27.7%	28.4%	27.1%	28.5%	27.6%	29.0%	27.1%

(a) See pro forma Income Statement Information in the preceding sections.
(b) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
(c) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.
(d) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.

A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:

Adjusted Operating Profit and Margin: The purchase accounting adjustments for the quarter and year ended December 31, 2019 include (i) a $12 million adjustment for the year ended December 31, 2019 for the increase in cost of sales related to the fair value step up of inventories acquired in the merger (included as a pro forma adjustment), and (ii) a $481 million and $1,940 million increase for the quarter and year ended December 31, 2019, respectively in depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger.

Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.

Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.

Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.

Press release

LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

	2019				2018
	Q4	Q3	Q2	Q1	Q4

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$13,956	$13,201	$13,957	$14,146	$15,296
Less: Cash and cash equivalents	(2,700)	(2,120)	(2,686)	(5,791)	(4,466)
Net debt	11,256	11,081	11,271	8,355	10,830
Less: Purchase accounting impacts - Linde AG	(195)	(211)	(243)	(262)	(291)
Adjusted net debt	$11,061	$10,870	$11,028	$8,093	$10,539
Less: Net assets held for sale	(123)	(223)	(272)	(1,629)	(4,730)
Adjusted net debt less net assets held for sale	$10,938	$10,647	$10,756	$6,464	$5,809

Capital and Adjusted Capital - Capital is used in the calculation of after-tax return on capital and adjusted after-tax return on capital and is defined as equity plus adjusted net debt. In addition, adjustments are made for the opening balance sheet purchase accounting impacts of non-amortizing assets related to the merger with Linde AG.

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	113	14	15	15	16
Linde plc shareholders' equity	49,074	48,953	50,564	51,175	51,596
Noncontrolling interests	2,448	2,341	2,315	5,457	5,484
Total equity and redeemable noncontrolling interests	51,635	51,308	52,894	56,647	57,096

Reported capital	62,768	62,166	63,893	63,373	63,196
Adjusted capital	62,573	61,955	63,650	63,111	62,905

Less: Linde AG Goodwill	24,256	24,197	24,197	24,197	24,146
Less: Linde AG Indefinite lived intangibles	1,868	1,868	1,868	1,868	1,648
Adjusted capital	$36,449	$35,890	$37,585	$37,046	$37,111

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$507	$728	$513	$435	$2,870
Add: noncontrolling interests from continuing operations	27	3	29	30	(33)
Add: interest expense - net	8	(3)	10	23	72
Less: tax benefit on interest expense - net *	(2)	1	(3)	(6)	(18)
Reported NOPAT	$540	$729	$549	$482	$2,891

Adjusted pro forma income from continuing operations	$1,024	$1,052	$1,000	927	$841
Add: adjusted pro forma noncontrolling interests from continuing operations	41	46	46	45	40
Add: adjusted pro forma interest expense - net	30	19	35	50	50
Less: tax benefit on interest expense - net *	(7)	(5)	(9)	(13)	(13)
Adjusted pro forma NOPAT	$1,088	$1,112	$1,072	$1,009	$919

4-quarter trailing reported NOPAT	$2,300
4-quarter trailing pro forma adjusted NOPAT	$4,281
Annualized pro forma adjusted NOPAT

Ending capital (see above)	$62,768
5-quarter average ending capital	$63,079

Ending adjusted capital (see above)	$36,449
5-quarter average ending adjusted capital	$36,816

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	3.6%
Pro forma adjusted after-tax ROC (4 quarter trailing adjusted pro forma NOPAT / 5-quarter average ending adjusted capital)	11.6%

* Tax benefit on interest expense - net is generally presented using the reported effective rate.